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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 3, 1999, on the March 31, 1999 financial statements of the SEI Index Funds, included in the previously filed Form N-30D dated May 27, 1999, and to all references to our Firm included in or made part of this Post-Effective Amendment No. 23 to the Registration Statement File No. 2-97111.


/s/ Arthur Andersen  LLP

Philadelphia, PA
July 27, 1999